Exhibit 10.9

PARSONS CORPORATION

SHARE VALUE RETIREMENT PLAN

FOR

OUTSIDE DIRECTORS

Originally Effective June 1, 2001

Amended and Restated Effective February 1, 2011

Further Amended Effective January 1, 2015

PARSONS CORPORATION

SHARE VALUE RETIREMENT PLAN FOR OUTSIDE DIRECTORS

Parsons Corporation, a Delaware corporation with its principal place of business in California, hereby establishes the Parsons Corporation Share Value Retirement Plan for Outside Directors on the terms and conditions described hereinafter:

This Plan has been established to provide retirement income for eligible Outside Directors.

ARTICLE I

PREFACE

Section 1.1 Effective Date. The effective date of the Plan is June 1, 2001. The Plan is amended and restated effective February 1, 2011, and further amended effective January 1, 2015.

Section 1.2 Purpose of the Plan. The Plan is intended to provide retirement income for eligible Outside Directors.

ARTICLE II

DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

Section 2.1 “BOARD” shall mean the Board of Directors of Parsons Corporation.

Section 2.2 “BENEFICIARY” shall mean the person designated by an Outside Director on the form prescribed by the Committee to receive any survivor benefit payable under the Plan. The designation of a beneficiary other than a Participant’s surviving spouse shall require spousal consent thereto. Any finalized divorce of a Participant subsequent to the date of filing of a designation of the Participant’s former spouse as a Beneficiary shall automatically revoke such designation. In the absence of an effective designation, or if no named beneficiary shall survive the Outside Director, the beneficiary shall be the Outside Director’s Spouse, if surviving, or if there is no surviving Spouse, the Outside Director’s issue, per stirpes, or if there are no surviving issue, the Outside Director’s estate.

Section 2.3 “CHANGE IN CONTROL” shall mean a change in the ownership or effective control of the Corporation, or in the ownership of a substantial portion of the assets of the Corporation, within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“CODE SECTION 409A”), and the regulations promulgated thereunder.

Section 2.4 “COMMITTEE” shall mean the Policy Committee which shall administer the Plan as provided for herein and whose members shall be appointed and removed at the sole discretion of the Chief Executive Officer. The Committee will consist of the Chief Executive Officer, the Chief Financial Officer, the General Counsel, and the Vice President of Human Resources, or any three of these officers as the Chief Executive Officer shall appoint.

Section 2.5 “CORPORATION” shall mean the Parsons Corporation and any person, firm or corporation which may hereafter succeed to the interest of Parsons Corporation by merger, consolidation or otherwise.

Section 2.6 “DISABILITY” shall mean, with respect to any Outside Director, an illness or other incapacitation which the Board or Committee determines is not a Section 409A Disability, but precludes such Outside Director from fully discharging his/her responsibilities as a member of the Board. “SECTION 409A DISABILITY” shall mean, with respect to any Outside Director, a disability as defined in Treasury Regulation Section 1.409A-3(i)(4)(i).

Section 2.7 “DISABILITY TERMINATION BENEFIT ENTITLEMENT DATE” shall mean the date determined in Section 5.4. “SECTION 409A DISABILITY BENEFIT ENTITLEMENT DATE” shall mean the date determined in Section 5.5.

Section 2.8 “EARLY BENEFIT ENTITLEMENT DATE” shall mean the date determined in Section 5.3.

Section 2.9 “EMPLOYEE DIRECTOR” shall mean a member of the Board who is also an employee or officer of the Corporation or one of its subsidiaries.

Section 2.10 “NORMAL BENEFIT ENTITLEMENT DATE” shall mean the date determined in Section 5.2.

Section 2.11 “OUTSIDE DIRECTOR” shall mean a member of the Board who is not currently an officer or employee of the Corporation or any of its subsidiaries.

Section 2.12 “OUTSIDE DIRECTORS’ RETIREMENT PLAN” shall mean Parsons Corporation Retirement Plan for Outside Directors as restated effective May 20, 1997, which was terminated as to any new Participants and succeeded by this Plan effective June 1, 2001.

Section 2.13 “PARTICIPANT” shall mean an Outside Director eligible for participation in the Plan, who has not ceased to be a Participant, as described in Article III.

Section 2.14 “PLAN” shall mean the Parsons Corporation Share Value Retirement Plan for Outside Directors as it may be amended from time to time.

Section 2.15 “RETIREMENT ACCOUNT” shall mean the total number of Retirement Units posted to the record of each Outside Director (as maintained by the Corporation) prior to an Outside Director’s retirement (as defined in Article V), and upon an Outside Director’s retirement, and thereafter, the dollar value of the Retirement Units as determined in the manner defined in Section 4.3.

Section 2.16 “RETIREMENT UNITS” shall mean the units referred to in Section 4.1 that are credited to an Outside Director’s Account for each month of service to the Corporation as an Outside Director and the aggregate number of such units in a Participant’s Retirement Account at the time of entitlement to benefits as referred to at Article V.

Section 2.17 “SHARE VALUE” shall mean the dollar value of the Corporation’s shares of common stock, as established at the most recent valuation thereof by the Corporation’s independent share appraisal and valuation firm, adjusted to the extent, if any, that the Board in good faith deems appropriate to take into account events affecting the value of the Corporation’s shares of common stock since the most recent valuation and/or the consideration received by the Corporation’s stockholders in connection with a Change in Control

Section 2.18 “SPOUSE” shall mean the person to whom the Participant was legally married for at least 31 days immediately preceding the Participant’s death.

Section 2.19 “VALUATION DATE” shall mean an Outside Director’s benefit entitlement date, as defined in Article V and as may be applicable to an Outside Director.

ARTICLE III

PARTICIPATION

Section 3.1 Eligibility. Each Outside Director shall become a Participant in the Plan on the first day of the month (i) in which he/she is first elected or appointed to membership on the Board or, (ii) if his/her service on the Board commences while he/she is employed by the Corporation or an affiliate or subsidiary thereof, on the first day of the month in which his/her retirement or resignation from the Corporation or its affiliate or subsidiary occurs. An Outside Director who leaves the service of the Board on or after February 1, 2011, shall be entitled to receive a benefit under this Plan. An outside Director who left the service of the Board prior to February 1, 2011 and ceased to be a Participant for any reason other than death or Disability prior to attaining seventy (70) years of age shall be entitled to receive a benefit under the Plan only if he/she has completed at least seventy-two (72) months of service, whether or not consecutive, as an Outside Director and, if applicable, as an Employee Director.

Section 3.2 Duration. An Outside Director who becomes a Participant shall continue as a Participant until his/her service on the Board terminates for any reason and after termination until such time as all benefits to which he/she is entitled to hereunder are exhausted.

ARTICLE IV

RETIREMENT UNITS

Section 4.1 Monthly Unit Credits. Effective January 1, 2015, the Board will establish a target dollar value for the monthly Retirement Unit grant which will be reviewed periodically and changed if approved by the Compensation Committee and the Board. The Corporation shall credit Retirement Units to each Outside Director’s Retirement Account each month, or portion of a month, that the Participant serves as an Outside Director of the Board. The number of Retirement Units credited per month will be determined by dividing the monthly target dollar value by the Share Value.

For the period up to and including December 2014, the Corporation shall credit each participating Outside Director’s Retirement Account with one hundred twenty Retirement Units for each month, or portion of a month, that the Participant serves as an Outside Director of the Board.

Section 4.2 Valuation Date. The value of an Outside Director’s Retirement Units shall be determined on the Outside Director’s Valuation Date, which will be one of the following: a Normal Benefit Entitlement Date; Early Benefit Entitlement Date; or Disability Benefit Retirement Date or Section 409A Disability Benefit Entitlement Date; or death, as each is referred to in Article V.

Section 4.3 Valuing Units. The value of the Outside Director’s Retirement Account shall be calculated on the Valuation Date by multiplying the total number of Retirement Units in the Outside Director’s Retirement Account times the Share Value.

ARTICLE V

ENTITLEMENT TO BENEFITS

Section 5.1 Benefit Entitlement. A Participant shall be entitled to receive the benefits provided under the Plan at his/her applicable benefit entitlement date as determined in Section 5.2 or 5.3, 5.4 or 5.5, or upon a Participant’s death, which benefits shall be paid at the times and in the form described in Article VI.

Section 5.2 Normal Benefit Entitlement Date. A Participant’s Normal Benefit Entitlement Date shall be the first day of the month following the date upon which a Participant who has attained age seventy (70) terminates service as a member of the Board.

Section 5.3 Early Benefit Entitlement Date. A Participant’s Early Benefit Entitlement Date shall be the first day of the month following the date upon which a Participant terminates as a member of the Board, regardless of the Participant’s age.

Section 5.4 Disability Termination Benefit Entitlement Date. A Participant’s Disability Termination Benefit Entitlement Date shall be the first day of the month following the date the Participant has a termination of service due to Disability.

Section 5.5 Section 409A Disability Benefit Entitlement Date. A Participant’s Section 409A Disability Benefit Entitlement Date shall be the first day of the month following the date upon which the Board or Committee determines that a Participant has suffered a Section 409A Disability.

ARTICLE VI

BENEFIT AMOUNT AND PAYMENT

Section 6.1 Amount of Benefit. The total amount of the benefit payable to an Outside Director pursuant to the Plan shall be the aggregate value of the Outside Director’s Retirement Account as calculated pursuant to Section 4.3 on the date an Outside Director becomes entitled to benefits under the Plan.

Section 6.2 Payment and Amount.

(a) Payment Pursuant to Normal, Early or Disability Termination Benefit Entitlement Date. Effective for Participants who terminate service as a member of the Board on or after January 1, 2008, the normal form of benefit payable to a Participant who becomes entitled to a benefit pursuant to a Normal, Early or Disability Termination Benefit Entitlement Date shall be the value of the Participant’s Retirement Account in a non-discounted lump sum in the amount described in Section 6.1. Such lump sum payment shall be made to a Participant who becomes entitled to benefits pursuant to a Normal Benefit Entitlement Date on the Normal Benefit Entitlement Date or as soon thereafter is administratively convenient, but in no event more than sixty (60) days following such date. In the case of a Participant entitled to receive benefits pursuant to an Early Benefit Entitlement Date or a Disability Termination Benefit Entitlement Date, the lump sum payment shall be made on the first day of the month following the day on which the Participant attains age sixty-five (65) or, if his/her Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date occurs after he/she has attained age sixty-five (65), on the Participant’s Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date, whichever is applicable, or as soon thereafter as is administratively convenient, but in no event more than sixty (60) days following such date.

Notwithstanding the foregoing, in the event that a Participant’s Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date occurs prior to the Participant’s sixty-fifth (65th) birthday, the amount otherwise payable to the Participant shall be increased by crediting interest to such amount on a monthly basis at a rate equal to Bank of America’s prime rate as of the January 1 of the calendar year in which the applicable month of crediting occurs from the Participant’s Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date, whichever is applicable, to the date of payment under this Section 6.2(a).

(b) Payment upon Death or a Section 409A Disability Benefit Entitlement Date. If a Participant dies while serving as a member of the Board or after termination of service but prior to payment pursuant to Section 6.2(a) or commencement of payments pursuant to Section 6.3(c), the Participant’s benefits shall be paid to his or her beneficiary in a non-discounted lump sum no later than the later of (i) ninety (90) days following the Participant’s death or (ii) the end of the calendar year in which the Participant’s death occurs. If a Participant incurs a Section 409A Disability, the Participant’s benefits shall be paid to the Participant in a non-discounted lump sum on the Participant’s Section 409A Disability Benefit Entitlement Date or as soon thereafter as is administratively convenient, but in no event more than sixty (60) days following such date.

Section 6.3 Alternative Form of Payment upon Normal, Early or Disability Termination Benefit Entitlement Date.

(a) Participants Eligible for Alternative Form of Payment.

(i) Benefits First Payable Prior to January 1, 2008. If a Participant becomes entitled to distribution of his/her Retirement Account pursuant to a Normal, Early or Disability Termination Benefit Entitlement Date that occurs before January 1, 2008, the distributions shall be in monthly installments as described in this Section 6.3.

(ii) Participants Becoming Directors on or after January 1, 2008. Immediately before or concurrently with his/her acceptance of the position as a Director on or after January 1, 2008, an individual may elect that the distribution of his/her Retirement Account to which he becomes entitled pursuant to a Normal, Early or

Disability Termination Benefit Entitlement Date shall be in the form of monthly installments as described in this Section 6.3. The same election will apply regardless of whether the Participant becomes entitled to benefits pursuant to a Normal, Early or Disability Termination Benefit Entitlement Date. (Distribution shall be governed by Section 6.2(b) in the event of the Participant’s death or Section 409A Disability.) If an individual fails to make such an election at such time, his/her Retirement Account under this Plan shall be distributed in a lump sum as described in Section 6.2.

(b) Amount of Monthly Payments.

(i) Participants Who Retire Before January 1, 2008. In the case of a Participant who retires prior to January 1, 2008, the amount of each installment shall be determined by dividing the total dollar value of the Participant’s Retirement Account by the number of months the Participant received a Monthly Unit Credit to his/her Retirement Account pursuant to Section 4.1.

(ii) Participants Who Retire on or After January 1, 2008. With respect to Participants who retire from the service of the Board on or after January 1, 2008 and elect to receive payment in installments, interest shall be credited on the unpaid balance of the benefits payable under the Plan until all benefits have been paid under the Plan. Accordingly, the amount of each monthly benefit shall be determined in a two-step process in which the “initial monthly benefit” is first determined and then each such monthly benefit is increased as described herein. In the case of a Participant who becomes entitled to benefits pursuant to a Normal Benefit Entitlement Date, or a Participant who becomes entitled to benefits pursuant to a Disability Termination Benefit Entitlement Date that occurs on or after the date he/she attains age sixty-five (65), the initial monthly benefit shall be determined by dividing the total dollar value of the Participant’s Retirement Account by the number of months the Participant received a Monthly Unit Credit to his/her Retirement Account pursuant to Section 4.1. In the case of a Participant who becomes entitled to benefits pursuant to an Early Benefit Entitlement Date or a Disability Termination Benefit Entitlement Date that occurs before he/she attains age sixty-five (65), the initial monthly benefit shall be determined by (i) determining the value of the Participant’s Retirement Account pursuant to Section 4.3 as of the applicable Valuation Date, (ii) for each month from the first month following the Participant’s termination of service until the date the Participant’s benefits commence pursuant to Section 6.3(c) below (the “Commencement Date”), crediting such amount with interest at a rate equal to Bank of America’s prime rate as of January 1 of the calendar year in which the applicable month of crediting occurs, and (iii) dividing the increased value of the Retirement Account as of the Commencement Date by the number of months the Participant received a Monthly Unit Credit to his Retirement Account pursuant to Section 4.1. Each such initial monthly payment determined under this Section 6.3(b) to be paid during any calendar year shall then be increased by an amount equal to (i) the amount of interest that will be accrued on the aggregate unpaid benefits during such calendar year at a rate equal to the Bank of America’s prime rate as of January 1 of such calendar year, compounded monthly, divided by (ii) 12, or if less, the number of months during such calendar year for which monthly payments will be made.

(c) Commencement and Duration of Monthly Payments. Monthly payments to a Participant who becomes entitled to benefits pursuant to a Normal Benefit Entitlement Date shall commence on the Normal Benefit Entitlement Date, or as soon thereafter as is administratively convenient, but in no event more than sixty (60) days following such date. In the case of a Participant entitled to receive benefits pursuant to an Early Benefit Entitlement Date or a Disability Termination Benefit Entitlement Date, monthly payments shall commence as of the first day of the month following the month in which the Participant attains age sixty- five (65) or, if his/her Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date occurs after he/she has attained age sixty-five (65), on the Early Benefit Entitlement Date or Disability Termination Benefit Entitlement Date, whichever is applicable, or as soon thereafter as is administratively convenient, but in no event more than sixty (60) days following such date. Monthly payments shall continue for the number of months that equals the number of months for which the Outside Director was a Participant in the Plan and received Monthly Retirement Units pursuant to Section 4.1. Upon the death of a Participant prior to the date upon which all payments due hereunder to the Participant have been made, any remaining payments shall be made to the Beneficiary in a single lump sum no later than ninety (90) days following the Participant’s death. Upon a Change in Control that occurs prior to the date upon which all payment due hereunder to the Participant have been made, any remaining payments shall be made to the Participant in a single lump sum in accordance with Section 6.4.

Section 6.4 Change in Control. Notwithstanding anything to the contrary herein, in the event of a Change in Control that occurs on or after January 1, 2008, each then current Participant serving as a director immediately prior to the Change in Control and any former Participant who is vested in the right to receive a benefit under the Plan shall be entitled to receive the aggregate value of the Outside Director’s Retirement Account as calculated pursuant to Section 4.3 on the date of the Change in Control in a non-discounted lump sum. Such payment shall be paid upon the Change in Control or as soon as practicable thereafter, but in no event more than thirty (30) days following the Change in Control.

ARTICLE VII

FUNDING

Section 7.1 General Assets. All amounts payable to Participants or their Beneficiaries hereunder shall be paid in cash from the general assets of the Corporation, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

Section 7.2 Status of Participants. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Corporation and any Participant or any other person. To the extent that any person acquires a right to receive any amount from the Corporation under the Plan, such right shall be no greater than the right of an unsecured creditor of the Corporation.

ARTICLE VIII

[RESERVED]

ARTICLE IX

MISCELLANEOUS

Section 9.1 Right to Amend or Terminate. The Board reserves the right at any time from time to time to modify, suspend, amend, or terminate the Plan in whole or in part; provided, however, that no such amendment or termination shall adversely affect the existing rights of any Participant or Beneficiary under the Plan who at such time is receiving benefits, or of any member of the Board who has five or more years of Board membership.

Section 9.2 Board Member Relationships. Nothing contained herein shall be deemed to give any Board member the right to be continued as a member of the Board, to modify or affect the terms of Board membership or to interfere with the right of shareholders of the Corporation to elect members of the Board.

Section 9.3 Nonalienation of Benefits. To the extent permitted by law, no amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, garnishment, pledge or encumbrance. Any attempt to anticipate, alienate, sell, transfer, assign, attach, pledge or encumber the same shall be void, and no amount payable under the Plan shall be in any manner liable to or subject to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary.

Section 9.4 Payments to Minors and Incompetents. If a Participant or any other person entitled to receive any benefit hereunder is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefit, or is a minor, such benefit shall be paid to such person(s) as the Committee may designate or to a duly appointed guardian. Any such payment shall be in complete discharge of the liability of the Plan to the Participant or any such other person.

Section 9.5 Required Information. Each Participant shall file with the Committee such pertinent information concerning himself/herself, his/her Spouse, children or other dependents or any other person as the Committee may specify, and no Participant, Spouse, Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to him/her.

Section 9.6 Missing Persons. If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after five years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee, and within three months after such mailing such person has not made written claim therefor, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be permanently canceled.

Section 9.7 Gender and Number. Wherever used herein, the masculine gender shall include the feminine gender and the singular shall include the plural, unless the context indicates otherwise.

Section 9.8 Interpretation. The Board and the Committee shall have responsibility for the administration and interpretation of the Plan, including determination of the amount of benefits payable in the event of a dispute. Any determination or interpretation of the Board or Committee with respect to the Plan shall be final, binding and conclusive on all persons.

Section 9.9 Withholding. The Corporation may withhold from any benefits payable under the Plan all federal, state, local or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

Section 9.10 Headings. The headings and titles used in the Articles and Sections of the Plan are for convenience only and shall not be considered or given any effect in interpreting the meaning of the Plan.

Section 9.11 Governing Law. The provisions of the Plan shall be regulated, governed and construed in accordance with the laws of the State of California, to the extent such laws are not preempted by the laws of the United States of America.

Section 9.12 Code Section 409A. It is intended that any amounts payable under this Plan shall either be exempt from Code Section 409A or shall comply with Code Section 409A (including Treasury Regulations and other published guidance related thereto) so as not to subject Participants to payment of any additional tax, penalty, or interest imposed under Code Section 409A. The provisions of this Plan shall be construed and interpreted to avoid the imputation of any such additional tax, penalty, or interest under Code Section 409A yet preserve (to the nearest extent reasonably possible) the intended benefits payable to Participants. For purposes of this Plan, all references to a Participant’s termination of service with the Corporation or termination as a member of the Board shall mean a “separation from service” as defined in Code Section 409A and Treasury Regulations Section 1.409A-1(h) without regard to the optional alternative definitions available thereunder.

END OF DOCUMENT

PARSONS CORPORATION

SHARE VALUE RETIREMENT PLAN FOR OUTSIDE DIRECTORS

BENEFICIARY DESIGNATION

☐	I hereby revoke any and all prior designations of a Beneficiary under the Parsons Corporation Share Value Plan for Outside Directors (the “Plan”).

☐	I hereby revoke the following designation of only the following Beneficiary or Beneficiaries under the Plan:

[NAME]

[ADDRESS]

☐	I hereby designate the following Beneficiary to receive the balance of payments to be made under the Plan, except for any amount to be paid to previously designated Beneficiary under an effective Beneficiary Designation in the event of my death, as follows, reserving the full right to revoke or modify this designation, or any modification thereof, at any time by a further written designation:

Primary Beneficiary Name	Address	Relationship to me	(Birth date if a minor)

provided, however, that if such Primary Beneficiary shall not survive me by at least sixty (60) days, the following shall be the Beneficiary:

Contingent Beneficiary Name	Address	Relationship to me	(Birth date if a minor)

I acknowledge that if I am married and have designated any primary Beneficiary other than my spouse, such Beneficiary designation will not be valid unless my spouse consents to such designation.

Date	Name and Signature of Employee

Consent of Spouse

I am the spouse of the employee who has executed this Beneficiary Designation and I acknowledge that I have read said document and approve of the provisions thereof, and agree that the same shall be binding upon me with the same effect as if I had executed said document personally.

Date	Spouse’s Signature